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                           A.S.V., INC. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                            1998         1997
                                                         ----------   ----------
BASIC
   Earnings
     Net income                                          $  791,838   $  315,542
                                                         ==========   ==========

   Shares
     Weighted average number of common
       shares outstanding                                 5,019,156    4,826,398
                                                         ==========   ==========

   Earnings per common share                             $      .16   $      .07
                                                         ==========   ==========

DILUTED
   Earnings
     Net income                                          $  791,838   $  315,542
     Add after tax interest expense applicable
       to 6.5% convertible debentures                        51,187       50,374
                                                         ----------   ----------
   Net income applicable to common stock                 $  843,025   $  365,916
                                                         ==========   ==========

   Shares
     Weighted average number of common
       shares outstanding                                 5,019,156    4,826,398
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants            472,087      585,257
     Assuming conversion of 6.5% convertible
       debentures                                           454,545      454,545
                                                         ----------   ----------

     Weighted average number of common and
       common equivalent shares outstanding               5,945,788    5,866,200
                                                         ==========   ==========

   Earnings per common share                             $      .14   $      .06
                                                         ==========   ==========